Exhibit 12.1

Nelson Mullins Riley & Scarborough LLP

150 Fourth Avenue, North, Suite 1100

Nashville, TN 37219

(615) 664-5300

December 29, 2020

Collectable Sports Assets, LLC

c/o Jason Epstein

333 Westchester Avenue

Suite W2100

White Plains, NY 10604

Re: Post Effective Amendment No. 6 to Offering Statement on Form 1-A

Ladies and Gentlemen:

We have acted as special counsel to Collectable Sports Assets, LLC, a Delaware series limited liability company (the “Company”) in connection with the filing of an Amendment No. 7 (the “Amendment”) to the Offering Statement on Form 1-A/A (the “Offering Statement”) pursuant to 17 CFR Part 230.251 et. seq. (“Regulation A”) promulgated under the Securities Act of 1933, as amended (the “Securities Act”). The Offering Statement, as amended by the Amendment now includes fifty-two series of interests that are set forth on Schedule A to this opinion letter (each a “Series”), a series designation (each referred to in this opinion letter as a “Series Designation”, and collectively, as the “Series Designations”) for each of which is attached to the Amended and Restated Limited Liability Company Agreement of the Company dated as of July 7, 2020, as amended (as amended to date, the “Operating Agreement”) (or to an amendment to the Operating Agreement).

The Amendment relates to the proposed issuance and sale by the Company (the “Offering”) of twelve additional series of the Company’s Interests (as defined in the Operating Agreement) (designated as the “Additional Series Interests” on Schedule A to this opinion letter), an increase in the maximum offering amount in certain previously qualified Series to reflect amounts that might be issued to the Company’s manager in satisfaction of certain fees (designated as the “Increased Maximum Series Interests” on Schedule A to this opinion letter) and an amendment to the terms of one of the previously qualified offerings (designated as the “Amended Series Interests” on Schedule A to this opinion letter), all as further described in the Amendment. Series other than the Additional Series, the Increased Maximum Series and the Amended Series are designated on Schedule A to this opinion letter as “Continuing Series Interests”. The Additional Series Interests, Increased Maximum Series Interests, Amended Series Interests and Continuing Series Interests are referred to in this opinion letter, collectively, as the "Series Interests".

We assume that the Series Interests will be sold as described in the Offering Statement and Amendment and pursuant to a Subscription Agreement, substantially in the form filed as an exhibit to the Offering Statement, to be entered into by and between the Company and each of the purchasers of the Series (each referred to in this opinion as a “Subscription Agreement”, and, collectively, the “Subscription Agreements”).

In connection with the Offering, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Certificate of Formation of the Company, (ii) the Operating Agreement and amendments and exhibits thereto, (iii) the Series Designations, (iv) corporate proceedings, including the resolutions of the managing member of the Company, with respect to the Offering, and (v) such other documents, instruments and records as we have deemed necessary to enable us to render the opinions contained in this opinion letter.  We have also relied upon, when and where appropriate, certificates and other assurances of representatives of the manager of the Company and others as to certain factual matters without having independently verified such factual matters.  We have also reviewed the Offering Statement, the Amendment and the form of Subscription Agreement as filed with the Commission. In our examination, we have assumed the authenticity of all documents submitted to us as originals, the conformity with the originals of all documents submitted to us as copies, the authenticity of the originals of such documents, the completeness of all records and other information made available to us by the Company on which we have relied, the genuineness of all signatures, the legal capacity of all signatories who are natural persons and the due execution and delivery of all documents.

Collectable Sports Assets, LLC

December 29, 2020

We have assumed that (i) the factual statements of the Company contained in the Offering Statement and Amendment are true and correct, (ii) the Offering Statement, as amended by the Amendment will be and remain qualified under the Securities Act, and (iii) the Company will receive the required consideration for the issuance of such Series Interests at or prior to the issuance thereof. We have relied upon certificates of, and information received from, the Company and/or representatives of the Company when relevant facts were not otherwise independently established. We also have relied on information obtained from public officials and other sources believed by us to be reliable as to other questions of fact. We have made no independent investigation of the facts stated in such certificates or as to any information received from the Company, representatives of the Company and/or public officials and do not opine as to the accuracy of such factual matters.

Members of our firm involved in the preparation of this opinion are licensed to practice law in the State of Tennessee and we do not purport to be experts on, or to express any opinion in this opinion letter concerning, the laws of any jurisdiction other than the laws of the State of Tennessee, the federal law of the United States, and the Delaware Limited Liability Company Act.  We assume no obligation to update or supplement our opinion to reflect any facts or circumstances that may hereafter come to our attention or changes in law that may hereafter occur.

Our opinions below are qualified to the extent that they may be subject to or affected by (i) applicable bankruptcy, insolvency, reorganization, receivership, moratorium, usury, fraudulent conveyance or similar laws affecting the rights of creditors generally, and (ii) by general equitable principles and public policy considerations, whether such principles and considerations are considered in a proceeding at law or at equity.  We are opining only as to the matters expressly set forth in this opinion letter and we express no opinion as to any matter not expressly opined on in this opinion letter.

Based upon and subject to the foregoing, and the other qualifications and limitations contained in this opinion letter, we are of the opinion that:

(1)	the Series Interests have been authorized by all necessary limited liability company action of the Company.

(2)	When the Continuing Series Interests are issued and sold in accordance with the terms set forth in the Operating Agreement, the respective Series Designations and respective Subscription Agreements and the Company has received payment therefor in the manner contemplated in the Offering Statement, (a) the Continuing Series Interests will be legally issued, and (b) purchasers of the Continuing Series Interests: (i) have no obligation to make payments to the Company (other than their purchase price for the Continuing Series Interests), or contributions to the Company, solely by reason of their ownership of the Continuing Series Interests or their status as members of the Company, and (ii) will have no personal liability for the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, solely by reason of being members of the Company .

Collectable Sports Assets, LLC

December 29, 2020

(2)

When the Offering Statement, as amended by the Amendment, is qualified under the Securities Act and the Additional Series Interests, the Increased Maximum Series Interests and the Amended Series Interests are issued and sold in accordance with the terms set forth in the Operating Agreement, the respective Series Designations and respective Subscription Agreements and the Company has received payment therefor in the manner contemplated in the Offering Statement, as amended by the Amendment, (a) the Additional Series Interests, the Increased Maximum Series Interests and the Amended Series Interests will be legally issued, and (b) purchasers of the Additional Series Interests, the Increased Maximum Series Interests and the Amended Series Interests: (i) have no obligation to make payments to the Company (other than their purchase price for the Additional Series Interests, the Increased Maximum Series Interests and the Amended Series Interests), or contributions to the Company, solely by reason of their ownership of the Additional Series Interests, the Increased Maximum Series Interests and the Amended Series Interests or their status as members of the Company, and (ii) will have no personal liability for the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, solely by reason of being members of the Company .

We hereby consent to the filing of this opinion with the Securities and Exchange Commission (the “Commission”) as an exhibit to the Amendment. In giving such consent, we do not admit that any member of this firm is an “expert” within the meaning of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

Nelson Mullins Riley & Scarborough LLP

Schedule A

to

Opinion of Nelson Mullins Riley & Scarborough

Dated December ●, 2020

Relating to Collectable Sports Assets, LLC

“Additional Series Interests”:

#LeBronUltimate

#TatisBowmanBlackLabel

#GiannisGoldImmaculate

#TigerSIForKids

#ANDRETHEGIANT

#MarinoManningFavreJerseys

#galeSayersJersey

#dickButkusJersey

#2000PlayoffContendersWax

#TEDWILLIAMS1939PLAYBALL

#TATUMFLAWLESS10

#LEBRONEMBLEMSOFENDORSEMENT

“Increased Maximum Series Interests”

#COBBMINTE98

#UNITAS1965JERSEY

#CHAMBERLAINHSUNIFORM

#TROUTGLOVE

#55JACKIEROBINSONPSA10

#MOOKIEBETTSGLOVE

#LEBRONBLACKREFRACTOR

#GIANNISRPA

#BRADYROOKIE

#1986WAX

#SEAVER1971PSA10

#GRETZKYOPEECHEE1979

#ZIONRPABGS9

#BANKS1954PSA9

#KOUFAX1955PSA8.5

#Mantle1952ToppsPSA8

#Jordan85NikeBasket

#JordanRookieJersey

#TigerPutter

#MahomesEmeraldRPABGS9

#EmmittSmithMVPBasket

#EmmittSmith10kJersey

“Amended Series Interests”

#LAMARJACKSONBASKET

“Continuing Series”

#RUTHGEHRIGBALL

#CURRYBASKET

#LEBRONROOKIE

#KAWHIBASKET

#MANTLEMINT1953

#JORDANPSA10

#LUKAROOKIE

#MAHOMESROOKIE

#MAGICBIRDDRJ

#JACKIEROBINSONAUTOBAT

#ALIWBCBELT

#ALCINDORUCLAJACKET

#MANTLE1952BOWMANPSA8

#DURANTCHROMEREFRACTORPSA10

#GIANNISIMMACULATE

#BradyReebokFlawless

#18-19BasketballGrowthBasket